EXHIBIT 10.1


                             IRIS INTERNATIONAL, INC

                             KEY EMPLOYEE AGREEMENT
                                       FOR
                                  PETER DONATO

         IRIS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.       POSITION AND RESPONSIBILITIES.

         1.1 The Company will employ you and you shall serve in an executive capacity as CORPORATE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, and perform the duties customarily associated with such capacity from time to time as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment. You will commence service in this capacity on the date set forth in SECTION 2.1 below.

         1.2 Subject to SECTION 4 below, you will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You will report to the Company's Chief Executive Officer ("CEO"). You will also have primary responsibility for communicating with the Company's Audit
                  Committee and assisting the committee in discharging its duties.

         1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business, except to the extent that such rules and regulations may be inconsistent with your executive position.

2.       TERM OF EMPLOYMENT; TERMINATION.

         2.1 The commencement date of your employment shall be August 6, 2007 (your "START DATE"); PROVIDED that if by your Start Date, the Corporation has not filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the "FORM 10-Q"), then your appointment as Chief Financial Officer will not occur until the day immediately following the day the Corporation files the Form 10-Q.

         2.2 Unless otherwise mutually agreed in writing, this Agreement and your employment by the Company pursuant to this Agreement shall be terminated on the earliest of:

                  (a) your death, or any illness, disability or other incapacity that renders you physically unable regularly to perform your duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty
                           (180) days in any consecutive twelve (12) month period;

                  (b) thirty (30) days after you, for any reason, give written notice to the Company of your resignation; or

                  (c) immediately if the Company, with or without cause, gives written notice to you of your termination.

         2.3 The determination regarding whether you are physically unable regularly to perform your duties (as described in SECTION 2.2(a)) shall be made by the Board of Directors.

         2.4 Any notice required pursuant to this SECTION 2 shall be given in accordance with the provisions of SECTION 9 hereof. The exercise of either party's right to terminate this Agreement pursuant to SECTIONS 2.2(b) or (c) is not exclusive and shall not effect either party's right to seek remedies for the other party's breach, if any, giving rise to such termination.

         2.5 You may be terminated with or without cause. If you are terminated without cause, you will be entitled to certain severance benefits as described in this Agreement. You shall be deemed terminated "FOR CAUSE" if, in the reasonable determination of the Company, you (a) commit an act that is fraudulent, dishonest or a material breach of the Company's policies, including wrongful disclosure of any trade secrets or other confidential information of the Company, or material breach of SECTION 4 of this Agreement or any material provision of the Employee Confidentiality Agreement (as defined in SECTION 5), (b) are convicted of a felony under federal, state, or local law applicable to the Company or (c) intentionally refuse, without proper cause, to substantially perform duties after a demand for such performance has been delivered in writing by the Company's Chief Executive Officer or the Board of Directors, which notice shall specify the alleged instance of breach, and shall provide you with reasonable time in which to remedy such breach.

3.       COMPENSATION; BENEFITS; AND INVESTMENT RIGHTS.

         3.1 The Company shall pay to you for the services to be rendered hereunder a base salary at an annual rate of $250,000 subject to increases in accordance with the policies of the Company, as determined by its Board of Directors, in force from time to time, payable in installments in accordance with Company policy. You shall also be entitled to all rights and benefits for which you shall be eligible under bonus, pension, group insurance, long-term disability, life insurance, profit-sharing and other Company benefits which may be in force from time to time and provided specifically to you or for the Company's executive officers generally.

         3.2 You will be awarded a 5 year incentive stock option (ISO) to purchase shares of the Company's Common Stock, which option shall have a Black-Scholes value equal to $375,000 on the
                  Start Date. The option shall be issued pursuant to the Company's 2007 Stock Incentive Plan (the "2007 PLAN"), have an exercise price equal to the closing sales price of the Company's Common Stock on the Start Date, vest over 4 years, 25% of which will vest on the first anniversary of your Start Date and thereafter 6.25% will vest in equal quarterly installments with the first such installment vesting on September 30, 2008, and otherwise be issued on terms consistent with the Company's standard form of incentive stock option agreement.

                  Additionally, on the date the Corporation files with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the 2007 Plan (the "FORM S-8 FILING DATE"), you will be awarded a restricted stock grant to purchase at a purchase price of $0.01 per share, a number of shares of the Company's Common Stock determined by dividing $125,000 by the closing sales price of the Company's Common Stock on the Form S-8 Filing Date, which restricted shares shall vest over 4 years, 25% on the first anniversary of your Start Date and thereafter 6.25% will vest in equal quarterly installments with the first such installment vesting on September 30, 2008, provide that those shares which have not yet vested at the time of termination of your employment shall be subject to repurchase by the Company at the original price you paid for such shares upon such termination of your employment (any vested shares shall not be subject to such repurchase right), and otherwise be issued on terms consistent with the Company's standard form of restricted stock agreement. In addition to the foregoing, at the anniversary date of your employment, you will be eligible for further option and/or equity awards, commensurate with other senior executive officers, based on your performance as determined by the CEO and the Compensation Committee of the Board of Directors.

         3.3 You shall be eligible to participate in the Company's ESPP Program as in effect from time to time. The ESPP Program currently provides that employees may purchase common stock of the Company at a 15% discount from the market price in an aggregate amount up to 15% of your total cash compensation.

         3.4 You shall also be eligible for an annual bonus to be determined by the CEO and Compensation Committee of the Board of Directors in accordance with the Company's bonus program for executive officers. The bonus program provides for cash and stock-based compensation, with the stock-based compensation comprised of incentive stock options and restricted stock awards.

         3.5 You shall be entitled to four (4) weeks of paid vacation per year to be taken at such time as will not interfere with the performance of your duties. You will also be entitled to illness days during the term of this Agreement consistent with the Company's standard practice for its employees generally as in effect from time to time.

         3.6 In the event that (i) you are terminated without cause at any time, pursuant to SECTION 2.2(c) hereof and (ii) you deliver to the Company a signed settlement agreement and general release in the form attached hereto as EXHIBIT A (the "RELEASE") and satisfy all conditions to make the Release effective, the Company shall pay you the following: (a) an amount that does not exceed two times the maximum amount that may be taken into account under a qualified plan pursuant to section 401(a)(17) of the Internal Revenue Code (the "CODE") for the year in which such termination occurs; and (b) an amount that is the difference between twelve (12) months of base salary (based on the monthly rate of base salary in effect immediately prior to such termination) and the amount determined under subsection (a), above; PROVIDED, HOWEVER, that in no event shall the sum of the amounts computed under subsections (a) and (b), above, exceed twelve (12) months of base salary (based on the monthly rate of base salary in effect immediately prior to such termination). At the choice of the Company, payment of the amount computed under subsection (a) may be made in the form of a lump sum payment within ten (10) days of the termination or through regular payroll payments in equal amounts for a period that begins in the month of termination and ends no later than twelve (12) months after the month of termination, and payment of the amount computed under subsection (b) may be made in the form of a lump sum payment within ten (10) days of the termination or through regular payroll payments in equal amounts for a period that begins in the month of termination and ends no later than the

                  15th day of the third month of the calendar year following the year in which you are terminated. The parties intend that the compensation payable pursuant to subsection (b) above shall be treated as a short-term deferral as that term is used in section 409A of the Code and the regulations promulgated thereunder (collectively, "SECTION 409A"). The parties intend that each of the payments payable pursuant to (a) above shall be treated as a separate payment for purposes of section 409A and excluded from the definition of "deferred compensation" pursuant to the regulations promulgated thereunder regarding separation pay payable upon an involuntary separation from service. Termination without cause shall include "constructive termination" in the event of a material diminution of your authority, duties or responsibilities as described in SECTION 1 above and/or a material breach of this Agreement by the Company; provided that before any constructive termination occurs, you first give the Company notice of the event or other circumstances giving rise to such constructive termination within 90 days of the occurrence thereof and afford the Company the right to cure the event or other circumstances giving rise to such constructive termination for a period of 30 days following the Company's receipt of such notice.

4.       OTHER ACTIVITIES DURING EMPLOYMENT.

         4.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor in non-competitive businesses. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

         4.2 Except as permitted by SECTION 4.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest, known by you to be adverse or antagonistic to, or competitive with, the Company, its businesses or prospects, financial or otherwise.

         4.3 During the term of your employment by the Company (except on behalf of the Company), you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by you to directly or indirectly compete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; PROVIDED, HOWEVER, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the publicly-traded voting stock of such corporation.

5. PROPRIETARY INFORMATION AND INVENTIONS. You agree to sign and be bound by the provisions of the Company's standard Employee Confidentiality and Inventions Agreement (the "EMPLOYEE CONFIDENTIALITY AGREEMENT").

6. REMEDIES. Your duties under the Employee Confidentiality Agreement shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Employee

         Confidentiality Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

7. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you.

8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company's Chief Executive Officer, at the Company's principal office or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

10. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

11. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, together with the Employee Confidentiality Agreement, is the entire agreement of the parties with respect to the subject matter hereof and thereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

12. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

13. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of California, without giving effect to any choice of law principles.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Key Employee Agreement on the day and year written below.

                                      IRIS INTERNATIONAL, INC.

                                      By:      /s/ Cesar M. Garcia
                                               ---------------------------------
                                      Name:    Cesar M. Garcia
                                      Its:     Chief Executive Officer
                                      Dated:   August 6, 2007



ACCEPTED AND AGREED TO
THIS 6TH DAY OF AUGUST, 2007


/s/ Peter Donato
------------------------------------
Peter Donato

                                    EXHIBIT A

                                [IRIS LETTERHEAD]

                                     RELEASE

[DATE]

EMPLOYEE NAME
ADDRESS

         RE:      SEPARATION TERMS AND GENERAL RELEASE AGREEMENT

Dear [NAME]:

This letter confirms the terms of your separation from the employment of IRIS International, Inc. and consideration in exchange for your waiver and general release of claims in favor of IRIS International, Inc. and its officers, directors, employees, agents, representatives, subsidiaries, divisions, affiliated companies, successors, and assigns (collectively, the "COMPANY" or "IRIS").

1. TERMINATION DATE. Your employment with the Company will end effective _____________ (the "TERMINATION DATE"). Between now and the Termination Date, you should assist with any transition-related activities as directed by the employee to whom you directly report.

2. ACKNOWLEDGMENT OF PAYMENT OF WAGES. On or before execution of this release, we delivered to you a final paycheck that includes payment for all accrued wages, salary, accrued and unused vacation time, reimbursable expenses, and any similar payments due and owing to you from the Company as of the Termination Date (collectively referred to as "WAGES"). You are entitled to these Wages regardless of whether you sign this Separation Terms and General Release Agreement (the "AGREEMENT").

3. CONSIDERATION FOR RELEASE. In consideration of the waiver and release of claims set forth in Paragraphs 7 and 8 below, and in exchange for your signing this Agreement, the Company agrees to provide you with the post-termination payments (the "SEVERANCE PAYMENTS") described in
         Section 3.6 of that certain IRIS International, Inc. Key Employee Agreement for Peter Donato, dated ___________, 2007 (the "IRIS OFFER LETTER"). The Severance Payments are in addition to any amounts owed to you by the Company. You acknowledge and agree that you are not otherwise entitled to receive the Severance Payments. You understand that if you do not sign the Agreement, or if you revoke the signed Agreement as described in Paragraph 19 below (if applicable), the Company has no obligation to provide you with the Severance Payments.

4. COBRA CONTINUATION COVERAGE. Your Company provided health coverage will end on your Termination Date. If you are eligible for, and timely elect COBRA continuation, you may continue health coverage pursuant to the terms and conditions of COBRA at your own expense. Our Human Resources Department will contact you shortly after your Termination Date. All other insured benefit coverage (e.g., life insurance, disability insurance) will also end on your Termination Date.

5. RETURN OF COMPANY PROPERTY. By signing below, you represent that you have returned all the Company property and data of any type whatsoever that was in your possession or control.

6. CONFIDENTIAL INFORMATION. You hereby acknowledge that as a result of your employment with the Company you have had access to the Company's confidential information. You acknowledge your continuing obligations under the Employee Confidentiality Agreement you have previously executed, and you agree you will hold all such confidential information in strictest confidence and that you may not make any use of such confidential information. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that you have not taken with you any such documents or data or any copies thereof.

7.       GENERAL RELEASE AND WAIVER OF CLAIMS.

         7.1. The payments and agreements set forth in this Agreement fully satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your termination of employment. You acknowledge that you have no claims and have not filed any claims against the Company based on your employment with or the separation of your employment with the Company.

         7.2. To the fullest extent permitted by law, you hereby release and forever discharge the Company, its successors, subsidiaries and affiliates, directors, shareholders, current and former officers, agents and employees (all of whom are collectively referred to as "RELEASEES") from any and all existing claims, demands, causes of action, damages and liabilities, known or unknown, that you ever had, now have or may claim to have had arising out of or relating in any way to your employment or separation from employment with the Company including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise. Each of the Releasees is intended to be a third party beneficiary of the General Release and Waiver of Claims set forth in this Paragraph 7.

                  (a) RELEASE OF STATUTORY AND COMMON LAW CLAIMS. Such rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA)
                           (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act ("WARN") (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers' compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander, libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.

                  (b) RELEASE OF DISCRIMINATION CLAIMS. You understand that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts. You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them. Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any claims you may have based on age or under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. Section 621 et. seq.) (age); the Older Workers Benefit Protection Act ("OWBPA")
                           (age); Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C.
                           Section 1981, 1986 and 1988 (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

         7.3. Releasees and you do not intend to release claims (i) which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law); (ii) for unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; (iii) for any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as "ERISA"; and (iv) for vested stock and/or vested option shares pursuant to the written terms and conditions of your existing stock and stock option grants and agreements existing as of the Termination Date. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in paragraph 12.

8. WAIVER OF UNKNOWN CLAIMS. You expressly waive any benefits of Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

9.       COVENANT NOT TO SUE.

         9.1. To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or action  to be  pursued,  in any  federal,  state or  municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by paragraphs 7 and 8 above.

         9.2. You further agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

         9.3. Nothing in this paragraph shall prohibit you from: (1) providing truthful testimony in response to a subpoena or other compulsory legal process, and/or (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency.

10. NON-DISPARAGEMENT. You agree that you will not make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them. Nothing in this paragraph shall prohibit you from providing truthful testimony in response to a subpoena or other compulsory legal process.

11. LEGAL AND EQUITABLE REMEDIES. You and the Company agree that either party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that either party may have at law or in equity for breach of this Agreement.

12. ARBITRATION OF DISPUTES. Except for claims for injunctive relief arising out of a breach of the Employee Confidentiality Agreement, you and the Company agree to submit to mandatory binding arbitration any future disputes between you and the Company, including any claim arising out of or relating to this Agreement. By signing below, you and the Company waive any rights you and the Company may have to trial by jury of any such claims. You agree that the American Arbitration Association will administer any such arbitration(s) under its National Rules for the Resolution of Employment Disputes, with administrative and arbitrator's fees to be borne by the Company. The arbitrator shall issue a written arbitration decision stating his or her essential findings and conclusions upon which the award is based. A party's right to review of the decision is limited to the grounds provided under applicable law. The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement. This Agreement does not extend or waive any statutes of limitations or other provisions of law that specify the time within which a claim must be brought. Notwithstanding the foregoing, each party retains the right to seek preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or prevent irreparable injury before a matter can be heard in arbitration.

13. ATTORNEYS' FEES. If any legal action arises or is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled, except where the law provides otherwise. The costs and expenses that may be recovered exclude arbitration fees pursuant to paragraph 12 above.

14. CONFIDENTIALITY PROVISION. You agree to keep the contents, terms and conditions of this Agreement confidential and not disclose them except to your spouse or domestic partner, attorneys, accountant or as required by subpoena or court order.

15. MATERIALITY OF BREACH. Any breach of the provisions contained in paragraphs 6 through 10 and/or 14 will be deemed a material breach of this Agreement.

16. NO ADMISSION OF LIABILITY. You agree that this Agreement is not an admission or evidence of any wrongdoing or liability on the part of the Company, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

17. INDEMNIFICATION. This Release shall not apply with respect to any claims arising under your existing rights to indemnification and defense pursuant to (a) the articles and bylaws of the Company for acts as a director and/or officer, (b) any indemnification agreement with IRIS, or (c) your rights of insurance under any director and officer liability policy in effect covering the Company's directors and officers.

18. REVIEW OF AGREEMENT. You may not sign this Agreement prior to your Termination Date. You may take up to twenty-one (21) days from the date you receive this Agreement, or until your Termination Date, whichever date is later, to consider this Agreement and release and, by signing below, affirm that you were advised by this letter to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to IRIS Human Resources, attention: Teri Forsythe, at the Company's principal executive officers in Chatsworth, California, and after expiration of the revocation period without revocation by you.

         [IF  EMPLOYEE  IS OVER 40 AT THE  TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

19. REVOCATION OF AGREEMENT. You acknowledge and understand that you may revoke this Agreement by faxing a written notice of revocation to our Human Resources Department, Attention Teri Forsythe at (818) _______________ any time up to seven (7) days after you sign it. After the revocation period has passed, however, you may no longer revoke your Agreement.

         IF  EMPLOYEE  IS  UNDER 40 AT THE TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

19.      INTENTIONALLY OMITTED.]

20. ENTIRE AGREEMENT. This Agreement together with the Employee Confidentiality Agreement that you previously executed is the entire Agreement between you and the Company with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter. You acknowledge that neither the Company, nor its agents or attorneys, made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement. You acknowledge that you have signed this Agreement knowingly, voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document. You understand that you do not waive any right or claim that may arise after the date this Agreement is executed.

21. MODIFICATION. By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by the Company's authorized representatives and you.

22. GOVERNING LAW. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

23. SAVINGS AND SEVERABILITY CLAUSE. Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, arbitrator or agency concludes that any claim under paragraph 7 above may not be released as a matter of law, the General Release in paragraph 7 and the Waiver Of Unknown Claims in paragraph 8 shall otherwise remain effective as to any and all other claims.

If this Agreement accurately sets forth the terms of your separation from the Company and if you voluntarily agree to accept the terms of the severance package offered please sign below no earlier than your Termination Date and return it to Teri Forsythe.

                PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS
                 A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

                                   Sincerely,



                                     [NAME]

REVIEWED, UNDERSTOOD AND AGREED:

By:
         --------------------------------------------
         [NAME]
Date:
         --------------------------------------------

                   DO NOT SIGN PRIOR TO YOUR TERMINATION DATE